UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934
SANTA MONICA MEDIA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	59-3810312 (I.R.S. Employer Identification No.)

9229 Sunset Boulevard, Suite 505 Los Angeles, California (Address of principal executive offices)	90069 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.	☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.	☐
Securities Act registration statement file number to which this form relates: 333-128384
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

Units, each consisting of one share of Common Stock and one Warrant	American Stock Exchange

Common Stock, par value $0.001 per share	American Stock Exchange

Warrants to purchase Common Stock	American Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.
     A description of the units, common stock and warrants of Santa Monica Media Corporation (the “Company”) to be registered pursuant to this Form 8-A is contained in the section titled “Description of Securities” in the Prospectus that is included in Amendment No. 10 to the Company’s Registration Statement on Form S-1 (File No. 333-128384) filed with the Securities and Exchange Commission on March 12, 2007, and is incorporated herein by reference. Any prospectus or prospectus supplement to said Registration Statement that includes such description and that is subsequently filed is also incorporated herein by reference.
Item 2. Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation*

3.2	Bylaws*

4.1	Specimen Unit Certificate*

4.2	Specimen Common Stock Certificate*

4.3	Specimen Warrant Certificate*

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Company*
*	Previously filed by the Company as an exhibit of the same number to the Registration Statement on Form S-1 (File No. 333-128384) and incorporated herein by reference.
SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SANTA MONICA MEDIA CORPORATION
Date: March 20, 2007	By:	/s/ David Marshall
David Marshall
Chief Executive Officer